UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

100 Congress Avenue, Suite 1425,  Austin, TX 78701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth in Item 8.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Reference is made to the disclosure set forth in Item 8.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2026, TTEC Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”). At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.	To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly appointed or elected and qualified. Each director was elected with the votes cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Kenneth D. Tuchman	36,953,095	313,246	5,567,196
Steven J. Anenen	35,408,875	1,857,466	5,567,196
Tracy L. Bahl	36,890,430	375,911	5,567,196
Gregory A. Conley	35,979,990	1,286,351	5,567,196
Robert N. Frerichs	33,501,450	3,764,891	5,567,196
Marc L. Holtzman	35,225,147	2,041,194	5,567,196
Gina L. Loften	37,077,969	188,372	5,567,196

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026. The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
42,778,390	52,826	2,321	0

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement. The proposal was approved with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
36,843,503	349,319	73,519	5,567,196

4.	To approve the re-domestication of the Company from Delaware to Texas by conversion. The proposal was approved with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
31,934,654	5,328,454	3,233	5,567,196

Item 8.01 Other Events.

On May 22, 2026, the Company filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) a certificate of conversion and certificate of formation with the Secretary of State of the State of Texas, pursuant to which the re-domestication of the Company from the State of Delaware to the State of Texas (“Re-domestication”) pursuant to a plan of conversion the “Plan of Conversion” became effective on May 22, 2026 (the “Effective Time”).

At the Effective Time: (i) the Company’s state of incorporation changed from the State of Delaware to the State of Texas; and (ii) the affairs of the Company ceased to be governed by the laws of the State of Delaware and the Company’s existing restated certificate of incorporation and amended and restated bylaws, and instead became governed by the laws of the State of Texas and the certificate of formation filed with the Secretary of State of the State of Texas (“Texas Charter”) and the bylaws approved by the Company’s board of directors (“Texas Bylaws”). The Re-domestication did not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities, or net worth (other than as a result of the costs related to the Re-domestication). The Re-domestication did not materially affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Re-domestication.

At the Effective Time, each outstanding share of Common Stock, par value $0.01 per share, of the Delaware corporation (“Delaware Corporation Common Stock”) automatically converted into one outstanding share of common stock, par value $0.01 per share, of the Texas corporation (“Texas Corporation Common Stock”). Stockholders do not have to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding restricted stock unit or other right to acquire shares of Delaware Corporation Common Stock automatically became a restricted stock unit or other right to acquire an equal number of shares of Texas Corporation Common Stock, under the same terms and conditions. The Texas Corporation Common Stock continues to be traded on The Nasdaq Stock Market under the symbol “TTEC.”

Certain rights of the Company’s stockholders were changed as a result of the Re-domestication. A more detailed description of the Plan of Conversion, Texas Charter, Texas Bylaws, and the effects of the Re-domestication is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Stockholders Meeting filed with the Securities and Exchange Commission on April 10, 2026 under “Proposal No. 4 Approval of the Redomestication of the Company from Delaware to Texas by Conversion,” which description is incorporated herein by reference. Copies of the Plan of Conversion, Texas Charter and Texas Bylaws are filed as Exhibits 2.2, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.2	Plan of Conversion of TTEC Holdings, Inc., dated as of May 22, 2026
3.1	Certificate of Formation of TTEC Holdings, Inc., a Texas corporation, dated May 22, 2026
3.2	Bylaws of TTEC Holdings, Inc., a Texas corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: May 27, 2026	By:	/s/ Margaret B. McLean
Margaret B. McLean Chief Legal & Risk Officer